CHORDIANT SOFTWARE ANNOUNCES SELECTED PRELIMINARY
FINANCIAL RESULTS FOR THE SECOND QUARTER OF FISCAL 2008
ENDING MARCH 31, 2008

Reports Interim Results of Share Repurchase Program
Schedules Conference Call and Webcast

CUPERTINO, California - April 1, 2008 -- Chordiant Software, Inc. (NASDAQ: CHRD), the leading provider of Customer Experience (Cx™) software and services, today announced selected preliminary financial results for the second quarter of fiscal 2008 ending on March 31, 2008.

Preliminary Financial Results for the Second Quarter of Fiscal 2008
Chordiant expects to report revenue ranging between $23.5 million to $25.0 million for the second quarter of fiscal 2008 ending on March 31, 2008. This compares to revenue of $32.8 million reported for the same period of fiscal year 2007 and revenue of $29.1 million reported in the first quarter of 2008.

Chordiant also announced that it expects to report a Generally Accepted Accounting Principles (GAAP) loss per share of between ($0.16) and ($0.11) for the second quarter of fiscal 2008, based on an estimated 33.1 million basic share count. This compares to GAAP net income per share of $0.15 for the same period of fiscal year 2007 and $0.01 for the first quarter of 2008.

Non-GAAP loss per share is expected to be between ($0.11) and ($0.06) for the second quarter of fiscal 2008 compared to non-GAAP net income per share of $0.19 for the same period of fiscal year 2007 and $0.05 for the first quarter of 2008.

Bookings for the quarter ending March 31, 2008 are expected to range between approximately $20.0 and $21.0 million. Cumulative bookings for the first half of fiscal 2008 are expected to be in the range of $70 and $71 million.

Chordiant also expects to report a cash, cash equivalents and restricted cash balance of approximately $70.0 million at March 31, 2008, as compared to the $87.4 million reported at December 31, 2007.  This change includes cash used for the share repurchase program.

“During the quarter we continued to see macro economic conditions weaken, specifically in the North American and United Kingdom financial services sectors. We believe customers are becoming more cautious regarding their IT purchases, requiring more time for approvals, and therefore, several transactions we expected to close before March 31st were delayed and are now expected to close in future periods,” stated Steven R. Springsteel, Chairman and Chief Executive Officer.  “Even though we are seeing longer sales cycles, our pipeline of business today remains strong. We continue to see opportunities in emerging markets, and we expect our added investments in these areas to drive increasing business in the second half of fiscal 2008. We also continue to shift our sales focus to vertical markets outside of financial services towards Insurance/Healthcare and Communications and believe there is demand there.”

The Company will report final second quarter 2008 financial results on Tuesday, May 6, 2008 at 5:00 p.m. (ET) or 2 p.m. (PT).

Share Repurchase Results
The preliminary cash balances, numbers of shares outstanding and loss per share calculations include the impact of the ongoing $25 million share repurchase program announced in early March 2008. During the period beginning March 4, 2008 and ending March 31, 2008 the Company has repurchased approximately 1.5 million shares at a cost of $9.3 million.  The average price paid per share was approximately $6.10.  The previously announced Rule 10b5-1 trading plan with a broker remains in place and continues to repurchase additional shares in the open market.

All statements relating to Chordiant’s second quarter of fiscal 2008 financial performance contained in this news release are preliminary in nature and may change based on the completion of the quarterly closing and review procedures by the Company’s management and Chordiant’s independent registered public auditing firm.

Conference Call and Webcast
Chordiant Software will host a conference call and webcast to discuss its preliminary financial results for the second quarter of fiscal 2008 ending March 31, 2008, today, Tuesday April 1, 2008 at 2:00 p.m. (PT) or 5:00 p.m. (ET) .The dial in number for the conference call is (800) 240-2134 domestically, or (303) 262-2130 internationally with access code 11111908.

Alternatively, you may access the webcast at Chordiant’s website at http://www.chordiant.com, where you will see the event listed on the homepage. Access is also possible from Chordiant’s Investor Relations website.

The webcast will be archived on the Chordiant website; in addition, a telephone replay will be available on Tuesday April 1, 2008, beginning at approximately 4:00 p.m. (PT) or 7:00 p.m. (ET) for seven days after the live call. The replay can be accessed by dialing (800) 405-2236, access code 11111908.

About Chordiant Software, Inc.
Chordiant helps leading global brands with high-volume customer service needs to deliver the best possible customer experience. Chordiant Customer Experience (Cx) solutions blend insight with predictive desktop decisioning to understand the customer’s unique profile and behavior. This in-depth, real-time understanding cultivates a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer as well as tailored, profitable engagement from the service provider. With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach new levels of return. For more information, visit Chordiant at www.chordiant.com.

Safe Harbor Statement
The statements in this news release regarding Chordiant’s preliminary financial results for the second quarter of fiscal 2008 are "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," “may,” "expects," "will," "guidance," and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements. Other risks relating to Chordiant's products are detailed under "Risk Factors" in Chordiant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, as filed with the Securities and Exchange Commission. This filing is available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Software, Inc.
Non-Generally Accepted Accounting Principles (non-GAAP) Financial Measures

The accompanying press release dated April 1, 2008 contains non-GAAP financial measures. Table A reconciles the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP net (loss) and net (loss) per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts Chordiant does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include share-based compensation expenses, acquisition-related costs, restructuring costs and certain other excluded items that may impact their functions’ profitability, and accordingly, we exclude these amounts from our measures of functional performance. We also exclude these amounts from our internal planning and forecasting process.

We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options, restricted stock and restricted stock units. Additionally, comparative periods in prior years also include stock-based compensation for certain stock options that were subject to variable accounting. Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period. The operating budgets of functional or geographic managers do not include share-based compensation expenses impacting their function’s income (loss); accordingly, we exclude share-based compensation expenses from our measures of functional or geographic performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 128 for both GAAP and non-GAAP diluted net income (loss) per share.

Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges and in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Our non-GAAP financial measures exclude restructuring expense and infrequent charges. Restructuring expense consists of expenses for excess facilities, lease termination costs, and expenses for severance charges related to reductions in our workforce. Infrequent charges primarily relate to severance expense associated with executive management. The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss). Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance. We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures. Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

Table A
Chordiant Software, Inc.
Three Months Ending March 31, 2008
Reconciliation of Preliminary Selected Financial Results for Non-GAAP Financial Measures
to Most Directly Comparable GAAP Financial Measures
(in thousands, except for share amounts)
(Unaudited)

	Preliminary Selected Financial Results
	Quarter Ending March 31, 2008 GAAP Range of Estimates		Adjustments			Quarter Ending March 31, 2008 Non –GAAP Range of Estimates
	From	To				From	To

Bookings	$20,000	$21,000	$			$20,000	$21,000

Revenue	$23,500	$25,000	$			$23,500	$25,000
Net Income	(5,150)	(3,700)		1,600	[A]	(3,550)	(2,100)

Net income per share	$(0.16)	$(0.11)	$			$(0.11)	$(0.06)
Shares used	33,065	33,065				33,065	33,065

[A]	Reflects estimated adjustments for $0.300 million of amortization of purchased intangibles and
$1.300 million of stock based compensation

Chordiant Media Relations Contact
Jennifer Pettus
Eastwick Communications
(650) 480-4012
Chordiant@eastwick.com

Chordiant Investor Relations Contact
Staci Strauss Mortenson
Integrated Corporate Relations
(203) 682-8273
staci.mortenson@icrinc.com